                                                                   EXHIBIT 4(e)


================================================================================

                       AMENDMENT AND RESTATEMENT AGREEMENT

                                   dated as of
                                December 27, 2002


                                      among

                          THE SHERWIN-WILLIAMS COMPANY


                            The Lenders Party Hereto

                               JPMORGAN CHASE BANK
                           as Administrative Agent and
                       Competitive Advance Facility Agent

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              as Syndication Agent




                           --------------------------


                           J.P. MORGAN SECURITIES INC.
                                       and
                           WACHOVIA SECURITIES, INC.,
                  as Joint Lead Arrangers and Joint Bookrunners



================================================================================

                         AMENDMENT AND RESTATEMENT AGREEMENT dated as of
                    December 27, 2002 (this "Amendment and Restatement") in respect of the AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT dated as of December 31, 1999, as amended by Amendment No. 1 dated as of December 1, 2000, and as further amended by Amendment No. 2 dated as of December 28, 2001 (the "Credit Agreement"), among THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (the "Company"); the LENDERS from time to time party thereto; JPMORGAN CHASE BANK (as successor to THE CHASE MANHATTAN BANK), a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and competitive advance facility agent for the Lenders (in such capacity, the "Competitive Advance Facility Agent"); and WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent.

          The Company has requested that the Credit Agreement be amended and restated as set forth in Section 1 below and the parties hereto are willing so to amend and restate the Credit Agreement (as amended and restated, the "Restated Credit Agreement"). Each capitalized term used but not defined herein has the meaning assigned thereto in the Credit Agreement.

          In consideration of the premises and the agreements herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1. AMENDMENT AND RESTATEMENT. Provided that the conditions set forth in Section 3 are satisfied in full, effective as of the date hereof, the Credit Agreement shall be amended and restated in the form in which it exists on the date hereof but with the following revisions:

          (a) Article I of the Credit Agreement is hereby amended as follows:

               (i) FACILITY FEE. The definition of the term "Facility Fee" is hereby amended by deleting the amount "five (5) basis points" in the seventh line and substituting therefor "seven (7) basis points" and by inserting in the seventh line thereof after the word "Commitment" the words "or outstanding Loans, as the case may be,".

               (ii) DEBT. The definition of the Term "Debt" is hereby amended by inserting immediately after the words "Facility Fees" a comma and the words "the Utilization Fees".

               (iii) EFFECTIVE DATE. The definition of the term "Effective Date" is hereby amended to read as follows:




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                                                                              2


                    "'EFFECTIVE DATE' shall mean December 27, 2002."

                    (iv) MARGIN. The definition of the term "Margin" is hereby amended to read as follows:

                    "'MARGIN' shall mean eighteen (18) basis points."

                    (v) OTHER FEES. The definition of the term "Other Fees" is hereby amended to read as follows:

                    "'OTHER FEES' shall mean the annual administration fee and the auction administration fee to be paid by the Company to JPMorgan Chase Bank as separately agreed upon."

                    (vi) UTILIZATION FEE. The following definition is hereby
               inserted in the correct alphabetical order:

                         "'UTILIZATION FEE' shall mean the sum to be paid by the
                    Company to the Administrative Agent on behalf of each Lender on the last Banking Day of each calendar quarter prior to the termination of the Commitments and the repayment of the outstanding Loans, calculated, for each day, as the product of each Lender's outstanding Loans on such day and twelve and one-half (12 1/2) basis points."

          (b) AMOUNT OF CREDIT. Each of the first paragraph of Section 2.1 and Sections 2.1(B)(i), 2.1(C)(i) and 2.1(C)(ii) of the Credit Agreement is hereby amended by deleting the amount "One Hundred Twelve Million Two Hundred Thousand Dollars ($112,200,000)" and substituting therefor "One Hundred Ten Million Dollars ($110,000,000)".

          (c) FEES. Article II of the Credit Agreement is hereby amended by deleting each of Sections 2.3 and 2.4 in its entirety and substituting therefor the following Sections:

                    "SECTION 2.3. FEES. (a) The Company agrees to pay to each
               Lender a Facility Fee, for the period from and including the date of this Agreement until the Commitments have terminated and the outstanding Loans have been repaid. The first payment of the Facility Fee under this Agreement shall be made no later than March 31, 2003 for the period December 27, 2002 to March 31, 2003 and payments of the Facility Fee accrued during each calendar quarter thereafter will be made on the last Banking Day of such quarter. All payments of the Facility Fee shall be made to the Administrative Agent in immediately available funds for the account of the Lenders by no later than 3:00 p.m. (New York time) on the applicable payment date. The Administrative Agent shall promptly




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                                                                              3


                    distribute to each Lender its ratable share of the Facility Fee received by it for the account of such Lender.

                         (b) For any day on which the outstanding principal
                    amounts of Loans shall be greater than 50% of the total Commitments (including each day after the Termination Date that Loans are outstanding), the Company shall pay to each Lender a Utilization Fee. The first payment of the Utilization Fee, if any, under this Agreement shall be made no later than March 31, 2003 for the period December 27, 2002 to March 31, 2003 and payments of the Utilization Fee, if any, accrued during each calendar quarter thereafter will be made on the last Banking Day of such quarter. All payments of the Utilization Fee shall be made to the Administrative Agent in immediately available funds for the account of the Lenders by no later than 3:00 p.m. (New York time) on the applicable payment date. The Administrative Agent shall promptly distribute to each Lender its ratable share of the Utilization Fee received by it for the account of such Lender.

                         SECTION 2.4. COMPUTATION OF FEES. Facility Fees and
                    Utilization Fees shall be computed for the actual number of days elapsed on the basis of a 360 day year."

                    (d) TERMINATION OF COMMITMENTS AND RIGHT OF SUBSTITUTION.

                         (i) Section 2.5(i) of the Credit Agreement is hereby
                    amended by deleting the words "Facility Fees accrued and unpaid" in the eleventh line and substituting therefor "accrued and unpaid Facility Fees, accrued and unpaid Utilization Fees, if any,".

                         (ii) Section 2.5(vi) of the Credit Agreement is hereby
                    amended by inserting immediately after the words "Facility Fees" in the second line the words "and the Utilization Fees".

                    (e) CHANGES IN TAX LAWS. Section 3.2 of the Credit Agreement
               is hereby amended by deleting the words "interest or Facility Fee" in the eleventh and twelfth lines and substituting therefor "interest, Facility Fee or Utilization Fee".

                    (f) EVENTS OF DEFAULT. Article VII of the Credit Agreement
               is hereby amended by deleting Section 7.1 in its entirety and substituting therefor the following Section:

                    "SECTION 7.1. NON-PAYMENT OF NOTES, INTEREST, FACILITY FEE, UTILIZATION FEE OR OTHER FEES. If the principal on any Note shall not be paid in full when due and payable and shall remain unpaid for a period of three (3) consecutive Banking Days, or London Banking Days, as the case may be and/or any interest due on any Note or any Facility Fee, Utilization Fee or Other Fee shall not be paid



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                                                                               4


                    within five (5) Banking Days after written notice thereof to the Company from the Lender (or the Administrative Agent or Competitive Advance Facility Agent, as the case may be) to whom such amount(s) are owed."

                    (g) AMENDMENTS. Section 10.3 of the Credit Agreement is
               hereby amended by inserting immediately after the words "Facility Fee" in the fourth and eighth lines of the second paragraph the words "or Utilization Fee".

                    (h) DATE OF EFFECTIVENESS. Provided that the conditions set forth in Section 3 are satisfied, from and after the date hereof, all references in the Credit Agreement to "the date hereof", "the date of this Agreement" or other words or phrases of similar import shall be deemed references to the date of this Amendment and Restatement.

                    (i) SCHEDULE A. The Commitments and Percentages set forth on
               Schedule A to the Credit Agreement are hereby deleted and the Commitments and Percentages set forth on Schedule A hereto are substituted in lieu thereof.

                    SECTION 2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders as of the date hereof that:

                    (a) The representations and warranties set forth in Article
               IV of the Credit Agreement are true and correct, and after giving effect to this Amendment and Restatement shall remain true and correct, with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

                    (b) Immediately before and after giving effect to this
               Amendment and Restatement, no Possible Default or Event of Default has occurred and is continuing.

                    SECTION 3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment and Restatement and the obligations of the Lenders to make Loans under the Restated Credit Agreement are subject to the satisfaction (or waiver in accordance with Section 10.3 of the Credit Agreement) of the following conditions:

                    (a) The Administrative Agent (or its counsel) shall have
               received from each party hereto (including each Lender named in Schedule A hereto) either (i) a counterpart of this Amendment and Restatement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment and Restatement) that such party has signed a counterpart of this Amendment and Restatement.


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                                                                               5


                    (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date hereof) of counsel for the Company as to the matters referred to in Sections 4.1, 4.2, 4.3, 4.4, 4.6,
               4.8 and 4.9 of the Credit Agreement and such other matters as the Lenders may reasonably request. The Company hereby requests such counsel to deliver such opinion.

                    (c) The Administrative Agent shall have received such
               documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, any other legal matters relating to the Company, this Amendment and Restatement or the Restated Credit Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel.

                    (d) The Administrative Agent shall have received a
               certificate, dated the date hereof and signed by the President, a Vice President or the Chief Financial Officer, Treasurer or Controller of the Company, certifying that (i) the representations and warranties of the Company set forth in
               Article IV of the Credit Agreement shall be true and correct, and after giving effect to this Amendment and Restatement shall remain true and correct, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) immediately before and after giving effect to this Amendment and Restatement, on and as of the date hereof, no Possible Default or Event of Default shall have occurred and be continuing.

                    (e) No Loans under the Credit Agreement shall be outstanding as of the date hereof, and all interest accrued thereon for the account of the Lenders shall have been paid.

          The Administrative Agent shall notify the Company and the Lenders of the satisfaction of the foregoing conditions, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment and Restatement and the obligations of the Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.3) at or prior to 5:00 p.m. (New York time) on December 27, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                    SECTION 4. AGREEMENT. The parties hereto expressly agree that the Restated Credit Agreement shall be effective and binding upon them notwithstanding that it shall not have been executed by one or more Lenders under the Credit Agreement that are not parties hereto. Except as specifically stated herein, the provisions of the Credit Agreement are and shall remain in full force and effect. As used therein, the terms "Credit Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Restated Credit Agreement.




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                                                                               6


                    SECTION 5. APPLICABLE LAW. THIS AMENDMENT AND RESTATEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

                    SECTION 6. COUNTERPARTS. This Amendment and Restatement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment and Restatement by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment and Restatement.

                    SECTION 7. EXPENSES. The Company agrees to reimburse the Administrative Agent, Wachovia Bank, National Association, J.P. Morgan Securities Inc. and Wachovia Securities, Inc. for all reasonable out-of-pocket expenses incurred by such parties in connection with this Amendment and Restatement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                    SECTION 8. HEADINGS. The headings of this Amendment and Restatement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     THE SHERWIN-WILLIAMS COMPANY,

                                       by
                                           /s/ Sean P. Hennessy
                                           ----------------------------------
                                           Name: Sean P. Hennessy
                                           Title: Senior Vice President-Finance
                                               and Chief Financial Officer

                                       by
                                           /s/ Cynthia D. Brogan
                                           -------------------------------------
                                           Name: Cynthia D. Brogan
                                           Title:Vice President and Treasurer


                                     JPMORGAN CHASE BANK, individually
                                     and as Administrative Agent and
                                     Competitive Advance Facility Agent,

                                       by
                                           /s/ Stacey Haimes
                                           -------------------------------------
                                           Name: Stacey Haimes
                                           Title: Vice President


                                     WACHOVIA BANK, NATIONAL
                                     ASSOCIATION,

                                       by
                                           /s/ Robert A. Brown
                                           -------------------------------------
                                           Name: Robert A. Brown
                                           Title: Director


                                     NATIONAL CITY BANK,

                                       by
                                           /s/ Robert S. Coleman
                                           -------------------------------------
                                           Name: Robert S. Coleman
                                           Title: Senior Vice President

                                     THE BANK OF NEW YORK,

                                       by
                                           /s/ Kenneth R. McDonnell
                                           -------------------------------------
                                           Name: Kenneth R. McDonnell
                                           Title: Assistant Vice President


                                     CITIBANK, N.A.,

                                       by
                                           /s/ Richard M. Levin
                                           -------------------------------------
                                           Name: Richard M. Levin
                                           Title: Director


                                     SUNTRUST BANK,

                                       by
                                           /s/ William C. Humphries
                                           -------------------------------------
                                           Name: William C. Humphries
                                           Title: Director


                                     KEYBANK NATIONAL ASSOCIATION,

                                       by
                                           /s/ Marianne T. Meil
                                           -------------------------------------
                                           Name: Marianne T. Meil
                                           Title: Vice President


                                     BANK OF AMERICA,

                                       by
                                           /s/ Donald J. Chin
                                           -------------------------------------
                                           Name: Donald J. Chin
                                           Title: Managing Director

                                     WELLS FARGO BANK, N.A.,

                                       by
                                           /s/ Mary D. Falck
                                           -------------------------------------
                                           Name: Mary D. Falck
                                           Title: Senior Vice President

                                       by

                                           /s/ Steven M. Buehler
                                           -------------------------------------
                                           Name: Steven M. Buehler
                                           Title: Vice President


                                     ABN AMRO BANK N.V.,

                                       by
                                           /s/ James S. Kreitler
                                           -------------------------------------
                                           Name: James S. Kreitler
                                           Title: Senior Vice President

                                       by
                                           /s/ Craig W. Trautwein
                                           -------------------------------------
                                           Name: Craig W. Trautwein
                                           Title: Vice President


                                     FIFTH THIRD BANK,

                                       by
                                           /s/ Roy C. Lanctot
                                           -------------------------------------
                                           Name: Roy C. Lanctot
                                           Title: Vice President